EXHIBIT 99.1
News from Conduent

Conduent Incorporated 100 Campus Drive, Suite 200 Florham Park, NJ 07932
www.conduent.com

Conduent Reports Third Quarter 2022 Financial Results

Key Q3 2022 Highlights
•Results consistent with expectations
•Revenue and Adj. Revenue(1): $977M
•Pre-tax Income: $23M
•Adj. EBITDA Margin(1): 10.7%
•New business signings ACV(2): $191M
•Annual Recurring Revenue (ARR) signings: $89M
•Net ARR Activity Metric(2) (TTM): $70M

FLORHAM PARK, NJ, November 1, 2022 - Conduent (NASDAQ: CNDT), a global technology-led business process solutions company, today announced its third quarter 2022 financial results.

Cliff Skelton, Conduent President & CEO stated, “Q3 2022 was a solid quarter for Conduent, continuing to deliver on our financial and client commitments. Q3 2022 also represented a very strong sales quarter, at just under $200M in new business ACV, and our pipeline continues to expand. We continue to focus on incremental improvements in our sales, operations, technology performance and capabilities to drive sustained success. We are confident about our long-term game plan, especially given recent industry recognition for our solutions and our culture. Regarding the future, clients are focused on reducing spend and vendor costs while at the same time needing partners that can drive efficiency and resilience. Our team of talented associates and technology-led solutions strongly positions us as the partner that can help our clients through these uncertain times.”

EXHIBIT 99.1

Key Financial Q3 2022 Results

($ in millions, except margin and per share data)	Q3 2022	Q3 2021	Current Quarter Y/Y B/(W)
Revenue	$977	$1,038	(5.9)%
Adjusted Revenue(1)	$977	$1,019	(4.1)%
GAAP Net Income (Loss)	$15	$11	36.4%
Adjusted EBITDA(1)	$105	$119	(11.8)%
Adjusted EBITDA Margin (1)	10.7%	11.7%	(100) bps
GAAP Income (Loss) Before Income Tax	$23	$19	21.1%
GAAP Diluted EPS	$0.06	$0.04	50.0%
Adjusted Diluted EPS(1)	$0.09	$0.19	(52.6)%
Cash Flow from Operating Activities	$98	$55	78.2%
Adjusted Free Cash Flow(1)	$78	$23	239.1%

Q3 2022 Performance Commentary
Conduent's balance sheet remains strong with an ending cash balance of $587 million, Cash Flow from Operating Activities of $98 million and Adjusted Free Cash Flow of $78 million for the quarter.

Revenue and Adjusted Revenue for Q3 2022 were in line with expectations, however, lower than the prior year period, primarily driven by significant, non-recurring stimulus payments volume in our Government Services business in the prior year, as well as unfavorable foreign exchange impact, particularly from the Euro and British pound.

New Business ACV of $191 million for Q3 2022 increased for the fifth consecutive quarter.

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Additional Q3 2022 and Recent Performance Highlights
Industry recognition for technology, solutions, culture and governance, including;
•ISG named Conduent a leader across Digital Operations, AI & Analytics, Work From Home and Social Media quadrants in the 2022 ISG Provider LensTM Contact Center - Customer Experience Services U.S. Report.
•Newsweek named Conduent to its list of America's 100 Most Loved Workplaces 2022.
•Brandon Hall Group named Conduent as a Bronze winner in the category of Best Certification Program for Train the Digital Trainer, as part of its 2022 Excellence Awards.
•Everest Group named Conduent as Major Contender in Customer Experience Management.

FY 2022 Outlook (4)

	FY 2021 Actuals	FY 2022 Outlook

Adj. Revenue(1)	$4,070M	$3,850M - $3,950M

Adj. EBITDA(1) / Adj. EBITDA Margin(1)	$448M / 11.0%	10.0% - 10.5%

Adj. Free Cash Flow(2) as % of Adj. EBITDA(1)	Approx. 18% (3)	Approx. 15% (3)

(1) Refer to Appendix for definition and complete non-GAAP reconciliations of Adjusted Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Diluted EPS and Adjusted Free Cash Flow
(2) Refer to Appendix for definition.
(3) Normalized for the impact of payment of deferred payroll taxes primarily related to the CARES Act of $32M in 2021 and $27M in 2022, Adjusted Free Cash Flow as a percentage of Adjusted EBITDA for 2021 is approximately 25% and approximately 22% in 2022. Adjusted Free Cash Flow for 2022 also includes an outstanding US Federal tax refund expected to be received by December 31, 2022.
(4) Refer to Appendix for additional information regarding Non-GAAP Outlook

EXHIBIT 99.1

Conference Call
Management will present the results during a conference call and webcast on November 1, 2022 at 5:00 p.m. ET.

The call will be available by live audio webcast along with the news release and online presentation slides at https://investor.conduent.com/.

The conference call will also be available by calling 877-407-4019 toll-free. If requested, the conference ID for this call is 13732835.

The international dial-in is 1-201-689-8337. The international conference ID is also 13732835.
A recording of the conference call will be available by calling 1-877-660-6853 three hours after the conference call concludes. The replay ID is 13732835.

The telephone recording will be available until November 15, 2022.

About Conduent
Conduent delivers mission-critical services and solutions on behalf of businesses and governments – creating exceptional outcomes for its clients and the millions of people who count on them. Through our dedicated people, processes, and technologies, Conduent solutions and services enhance customer experience, increase efficiencies, reduce costs, and improve performance for most Fortune 100 companies and more than 500 government entities. Whether it’s enabling 1.3 billion customer service interactions, touching three out of every four U.S. patients, delivering 45% of SNAP payments, or empowering 10 million employees through HR services, Conduent services and solutions interact with millions of people every day and move our clients’ operations forward. Learn more at https://www.conduent.com

EXHIBIT 99.1
Non-GAAP Financial Measures
We have reported our financial results in accordance with U.S. generally accepted accounting principles (U.S. GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. Refer to the "Non-GAAP Financial Measures" section attached to this release for a discussion of these non-GAAP measures and their reconciliation to the reported U.S. GAAP measures.

EXHIBIT 99.1
Forward-Looking Statements

This release and any attachments to this release may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” "plan," “intend,” “will,” “aim,” “should,” “could,” “forecast,” “target,” “may,” "continue to," "if,” “growing,” “projected,” “potential,” “likely,” and similar expressions, as they relate to us, are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact included in this press release are forward-looking statements, including, but not limited to, statements regarding our financial results, condition and outlook; changes in our operating results; general market and economic conditions; our long-term game plan; our belief that our team of talented associates and technology-led solutions strongly position us as the partner that can help our clients through these uncertain times; our continued focus on incremental improvement in our sales, operations, technology performance and capabilities to drive sustained success; and our projected financial performance for the full year 2022, including all statements made under the section captioned “FY 2022 Outlook” within this release. In addition, all statements regarding anticipated effects of the novel coronavirus, or COVID-19, pandemic and the responses thereto, including the pandemic’s impact on general economic and market conditions, as well as on our business, customers, and markets, results of operations and financial condition and anticipated actions to be taken by management to sustain our business during the economic uncertainty caused by the pandemic and related governmental and business actions, as well as other statements that are not strictly historical in nature, are forward looking. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied herein as anticipated, believed, estimated, expected or intended or using other similar expressions.

In accordance with the provisions of the Litigation Reform Act, we are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this press release, any exhibits to this press release and other public statements we make. Our actual results may vary materially from those expressed or implied in our forward-looking statements.

Important factors and uncertainties that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: the significant continuing effects of the ongoing COVID-19 pandemic on our business, operations, financial results and financial condition, which is dependent on developments which are highly uncertain and cannot be predicted; government appropriations and termination rights contained in our government contracts; our ability to renew commercial and government contracts, including contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our reliance on third-party providers; our ability to

EXHIBIT 99.1
deliver on our contractual obligations properly and on time; changes in interest in outsourced business process services; risk and impact of geopolitical events (such as the war in the Ukraine), natural disasters and other factors (such as pandemics, including coronavirus) in a particular country or region on our workforce, customers and vendors; claims of infringement of third-party intellectual property rights; our ability to estimate the scope of work or the costs of performance in our contracts; the loss of key senior management and our ability to attract and retain necessary technical personnel and qualified subcontractors; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings and protect our intellectual property rights; our ability to modernize our information technology infrastructure and consolidate data centers; the failure to comply with laws relating to individually identifiable information and personal health information; the failure to comply with laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our information systems or security systems or any service interruptions; our ability to comply with data security standards; changes in tax and other laws and regulations; risk and impact of potential goodwill and other asset impairments; our significant indebtedness; our ability to obtain adequate pricing for our services and to improve our cost structure; our ability to collect our receivables, including those for unbilled services; a decline in revenues from, or a loss of, or a reduction in business from or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to receive dividends or other payments from our subsidiaries; developments in various contingent liabilities that are not reflected on our balance sheet, including those arising as a result of being involved in a variety of claims, lawsuits, investigations and proceedings; conditions abroad, including local economics, political environments, fluctuating foreign currencies and shifting regulatory schemes; changes in government regulation and economic, strategic, political and social conditions; volatility of our stock price and the risk of litigation following a decline in the price of our stock; economic factors such as inflation, the level of economic activity and labor market conditions, as well as rising interest rates; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our 2021 Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Any forward-looking statements made by us in this release speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether because of new information, subsequent events or otherwise.

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# # #

Media Contacts:
Sean Collins, Conduent, +1-310-497-9205, sean.collins2@conduent.com

Investor Contacts:
Giles Goodburn, Conduent, +1-203-216-3546, ir@conduent.com

EXHIBIT 99.1
CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2022	2021	2022	2021
Revenue	$977	$1,038	$2,872	$3,092

Operating Costs and Expenses
Cost of services (excluding depreciation and amortization)	754	776	2,236	2,335
Selling, general and administrative (excluding depreciation and amortization)	117	131	332	382
Research and development (excluding depreciation and amortization)	2	2	5	3
Depreciation and amortization	54	84	168	265
Restructuring and related costs	4	10	24	31
Interest expense	22	12	59	38
(Gain) loss on divestitures and transaction costs	1	—	(159)	1
Litigation settlements (recoveries), net	—	—	(31)	2
Loss on extinguishment of debt	—	—	—	2
Other (income) expenses, net	—	4	—	4
Total Operating Costs and Expenses	954	1,019	2,634	3,063

Income (Loss) Before Income Taxes	23	19	238	29

Income tax expense (benefit)	8	8	87	17
Net Income (Loss)	$15	$11	$151	$12

Net Income (Loss) per Share:
Basic	$0.06	$0.04	$0.67	$0.02
Diluted	$0.06	$0.04	$0.66	$0.02

EXHIBIT 99.1
CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2022	2021	2022	2021
Net Income (Loss)	$15	$11	$151	$12
Other Comprehensive Income (Loss), Net(1)
Currency translation adjustments, net	(37)	(16)	(82)	(23)
Unrecognized gains (losses), net	(1)	—	(2)	(1)
Changes in benefit plans, net	—	—	—	(1)
Other Comprehensive Income (Loss), Net	(38)	(16)	(84)	(25)

Comprehensive Income (Loss), Net	$(23)	$(5)	$67	$(13)
__________
(1)All amounts are net of tax. Tax effects were immaterial.

EXHIBIT 99.1
CONDUENT INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except share data in thousands)	September 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$577	$415
Accounts receivable, net	653	699
Assets held for sale	—	184
Contract assets	161	154
Other current assets	250	228
Total current assets	1,641	1,680
Land, buildings and equipment, net	262	281
Operating lease right-of-use assets	205	231
Intangible assets, net	41	52
Goodwill	1,286	1,339
Other long-term assets	486	453
Total Assets	$3,921	$4,036
Liabilities and Equity
Current portion of long-term debt	$33	$30
Accounts payable	203	198
Accrued compensation and benefits costs	227	243
Unearned income	75	82
Liabilities held for sale	—	29
Other current liabilities	395	443
Total current liabilities	933	1,025
Long-term debt	1,272	1,383
Deferred taxes	117	75
Operating lease liabilities	167	184
Other long-term liabilities	84	95
Total Liabilities	2,573	2,762

Series A convertible preferred stock	142	142

Common stock	2	2
Additional paid-in capital	3,924	3,910
Retained earnings (deficit)	(2,207)	(2,351)
Accumulated other comprehensive loss	(513)	(429)
Total Equity	1,206	1,132
Total Liabilities and Equity	$3,921	$4,036

Shares of common stock issued and outstanding	215,803	215,381
Shares of series A convertible preferred stock issued and outstanding	120	120

EXHIBIT 99.1
CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2022	2021	2022	2021
Cash Flows from Operating Activities:
Net income (loss)	$15	$11	$151	$12
Adjustments required to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	54	84	168	265
Contract inducement amortization	1	1	2	1
Deferred income taxes	11	(1)	43	(7)
(Gain) loss from investments	—	5	—	5
Amortization of debt financing costs	1	1	3	5
Loss on extinguishment of debt	—	—	—	2
(Gain) loss on divestitures and sales of fixed assets, net	—	—	(166)	1
Stock-based compensation	6	5	15	14
Allowance for credit losses	—	(1)	—	(1)
Changes in operating assets and liabilities	10	(50)	(123)	(139)
Net cash provided by (used in) operating activities	98	55	93	158
Cash Flows from Investing Activities:
Cost of additions to land, buildings and equipment	(11)	(13)	(62)	(52)
Cost of additions to internal use software	(16)	(17)	(48)	(49)
Proceeds from divestitures	1	2	326	4
Net cash provided by (used in) investing activities	(26)	(28)	216	(97)
Cash Flows from Financing Activities:
Payments on revolving credit facility	—	—	(100)	—
Payments on debt	(8)	(23)	(24)	(102)
Premium on debt redemption	—	—	—	(2)
Taxes paid for settlement of stock-based compensation	(1)	—	(1)	(1)
Dividends paid on preferred stock	(2)	(2)	(7)	(7)
Net cash provided by (used in) financing activities	(11)	(25)	(132)	(112)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4)	(5)	(10)	(7)
Increase (decrease) in cash, cash equivalents and restricted cash	57	(3)	167	(58)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	530	403	420	458
Cash, Cash Equivalents and Restricted Cash at End of period(1)	$587	$400	$587	$400
 ___________
(1)Includes $10 million and $6 million restricted cash as of September 30, 2022 and 2021, respectively, that were included in Other current assets on their respective Condensed Consolidated Balance Sheets.

Appendix

Definition

Net ARR Activity Metric (TTM)

Projected Annual Recurring Revenue for contracts signed in the prior 12 months, less the annualized impact of any client losses, contractual volume and price changes, and other known impacts for which the company was notified in that same time period, which could positively or negatively impact results. The metric annualizes the net impact to revenue. Timing of revenue impact varies and may not be realized within the forward 12-month timeframe. The

EXHIBIT 99.1
metric is for indicative purposes only. This metric excludes COVID-related volume impacts and non-recurring revenue signings. This metric is not indicative of any specific 12 month timeframe.

New Business Annual Contract Value (ACV): (New Business TCV / contract term) multiplied by 12.

Non-GAAP Financial Measures

We have reported our financial results in accordance with U.S. generally accepted accounting principles (U.S. GAAP). In addition, we have discussed our financial results using non-GAAP measures.

We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures.

A reconciliation of the following non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below.

These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred.

Adjusted Net Income (Loss), Adjusted Diluted Earnings per Share, Adjusted Weighted Average Common Shares Outstanding, and Adjusted Effective Tax Rate

We make adjustments to Net Income (Loss) before Income Taxes for the following items, as applicable, to the particular financial measure, for the purpose of calculating Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Diluted Earnings per Share, Adjusted Weighted Average Common Shares Outstanding, and Adjusted Effective Tax Rate:

•Amortization of acquired intangible assets. The amortization of acquired intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period.
•Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program.
•(Gain) loss on divestitures and transaction costs. Represents (gain) loss on divested businesses and transaction costs.
•Litigation settlements (recoveries), net represents settlements or recoveries for various matters subject to litigation.
•Other charges (credits). This includes Other (income) expenses, net on the Condensed Consolidated Statements of Income (loss) and other insignificant (income) expense associated with providing transition services on the California Medicaid contract loss and other adjustments.
•Abandonment of Cloud Computing Project. This includes charges in connection with the abandonment of a cloud computing project. The costs include writing off previously capitalized costs and remaining hosting fees that would have continued to be incurred without any economic benefit.

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•Divestitures.

The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance.  We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions.

Management believes that the adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income and certain other identified items, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business.

Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin

We make adjustments to Revenue, Costs and Expenses and Operating Margin, as applicable, for the following items, for the purpose of calculating Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin:

•Amortization of acquired intangible assets.
•Restructuring and related costs.
•Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs.
•(Gain) loss on divestitures and transaction costs.
•Litigation settlements (recoveries), net.
•Other charges (credits).
•Abandonment of Cloud Computing Project.
•Divestitures.

We provide our investors with adjusted revenue, adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business.

Adjusted EBITDA and EBITDA Margin

We use Adjusted EBITDA and Adjusted EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the U.S. GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation and amortization and contract inducement amortization adjusted for the following items. Adjusted EBITDA Margin is Adjusted EBITDA divided by revenue or adjusted revenue, as applicable.

•Restructuring and related costs.
•(Gain) loss on divestitures and transaction costs.
•Litigation settlements (recoveries), net.
•Abandonment of Cloud Computing Project.
•Other charges (credits).
•Divestitures.

Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performance. Management cautions that amounts presented in accordance with Conduent's definition of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and Adjusted EBITDA Margin in the same manner.

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Free Cash Flow

Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions and invest in land, buildings and equipment and internal use software, after required payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP.

Adjusted Free Cash Flow

Adjusted Free Cash Flow is defined as Free Cash Flow from above plus adjustments for litigation insurance recoveries, transaction costs, taxes paid on gains from divestitures and litigation recoveries, and certain other identified adjustments. We use Adjusted Free Cash Flow, in addition to Free Cash Flow, to provide supplemental information to our investors concerning our ability to generate cash from our ongoing operating activities and for performance based components of employee compensation; by excluding these items, we believe we provide useful additional information to our investors to help them further understand our ability to generate cash period-over-period as well as added information on comparability to our competitors. Such as with Free Cash Flow information, as so adjusted, it is specifically not intended to provide amounts available for discretionary spending. We have added certain adjustments to account for items which we do not believe reflect our core business or operating performance, and we computed all periods with such adjusted costs.

Revenue at Constant Currency

To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact is determined as the difference between actual growth rates and constant currency growth rates. This currency impact is calculated by translating the current period activity in local currency using the comparable prior-year period's currency translation rate.

Non-GAAP Outlook

In providing the outlook for Adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable U.S. GAAP financial measure. A description of the adjustments which historically have been applicable in determining Adjusted EBITDA are reflected in the table below. In addition, for "FY 2021 Actuals" we are excluding the estimated impacts of $70 million of Revenue and $39 million of Adjusted EBITDA related to the divestiture of the Midas business. We are providing such outlook only on a non-GAAP basis because the Company is unable without unreasonable efforts to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results. We have provided an outlook for Adjusted revenue only on a non-GAAP basis using foreign currency translation rates at current period end due to the inability to, without unreasonable efforts, accurately predict foreign currency impact on revenues. Outlook for Adjusted Free Cash Flow is provided as a factor of expected Adjusted EBITDA, and such outlook is only available on a non-GAAP basis for the reasons described above. For the same reason, we are unable to provide a GAAP expected adjusted tax rate, which adjusts for our non-GAAP adjustments.

EXHIBIT 99.1
Non-GAAP Reconciliations: Revenue at Constant Currency, Adjusted Net Income (Loss), Adjusted Effective Tax, Adjusted Operating Income (Loss) and Adjusted EBITDA were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2022	2021	2022	2021
ADJUSTED REVENUE
Revenue	$977	$1,038	$2,872	$3,092
Adjustment:
Divestitures(1)	—	(19)	(7)	(54)
Adjusted Revenue	977	1,019	2,865	3,038
Foreign currency impact	14	(3)	30	(20)
Revenue at Constant Currency	$991	$1,016	$2,895	$3,018

ADJUSTED NET INCOME (LOSS)
Net Income (Loss)	$15	$11	$151	$12
Adjustments:
Amortization of acquired intangible assets(2)	2	31	11	103
Restructuring and related costs	4	10	24	31
Loss on extinguishment of debt	—	—	—	2
(Gain) loss on divestitures and transaction costs	1	—	(159)	1
Litigation settlements (recoveries), net	—	—	(31)	2
Other charges (credits)	—	4	—	4
Total Non-GAAP Adjustments	7	45	(155)	143
Income tax adjustments(3)	—	(12)	60	(29)
Adjusted Net Income (Loss)	$22	$44	$56	$126

ADJUSTED EFFECTIVE TAX
Income (Loss) Before Income Taxes	$23	$19	$238	$29
Adjustments:
Total Non-GAAP Adjustments	7	45	(155)	143
Adjusted PBT Before Adjustment for Divestitures	30	64	83	172
Divestitures(1)	—	(10)	(2)	(27)
Adjusted PBT	$30	$54	$81	$145

Income tax expense (benefit)	$8	$8	$87	$17
Income tax adjustments(3)	—	12	(60)	29
Adjusted Income Tax Expense (Benefit)	8	20	27	46
Adjusted Net Income (Loss) Before Adjustment for Divestitures	22	44	56	126
Divestitures(1)	—	(10)	(2)	(27)
Adjusted Net Income (Loss)	$22	$34	$54	$99

EXHIBIT 99.1

CONTINUED	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2022	2021	2022	2021
ADJUSTED OPERATING INCOME (LOSS)
Income (Loss) Before Income Taxes	$23	$19	$238	$29
Adjustments:
Total non-GAAP adjustments	7	45	(155)	143
Interest expense	22	12	59	38
Adjusted Operating Income (Loss) Before Adjustment for Divestitures	52	76	142	210
Divestitures(1)	—	(10)	(2)	(27)
Adjusted Operating Income (Loss)	$52	$66	$140	$183

ADJUSTED EBITDA
Net Income (Loss)	$15	$11	$151	$12
Income tax expense (benefit)	8	8	87	17
Depreciation and amortization	54	84	168	265
Contract inducement amortization	1	1	2	1
Interest expense	22	12	59	38
EBITDA Before Adjustment for Divestitures	100	116	467	333
Divestitures(1)	—	(10)	(2)	(27)
Divestitures depreciation and amortization(1)	—	(1)	—	(3)
EBITDA	100	105	465	303
Adjustments:
Restructuring and related costs	4	10	24	31
(Gain) loss on divestitures and transaction costs	1	—	(159)	1
Litigation settlements (recoveries), net	—	—	(31)	2
Loss on extinguishment of debt	—	—	—	2
Other charges (credits)	—	4	—	4
Adjusted EBITDA	$105	$119	$299	$343
 ___________

(1)Adjusted for the full impact from revenue and income/loss from divestitures for all periods presented.
(2)Included in Depreciation and amortization on the Consolidated Statements of Income (Loss).
(3)The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the adjustments listed.

EXHIBIT 99.1
Non-GAAP Reconciliations: Adjusted Weighted Average Shares Outstanding, Adjusted Diluted EPS, Adjusted Effective Tax Rate, Adjusted Operating Margin and Adjusted EBITDA Margin were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts are in whole dollars, shares are in thousands and margins and rates are in %)	2022	2021	2022	2021
ADJUSTED DILUTED EPS(1)
Weighted Average Common Shares Outstanding	215,775	212,633	215,632	212,438
Adjustments:
Restricted stock and performance units / shares	3,668	7,184	3,384	7,239
Adjusted Weighted Average Common Shares Outstanding	219,443	219,817	219,016	219,677

Diluted EPS from Continuing Operations	$0.06	$0.04	$0.66	$0.02
Adjustments:
Total non-GAAP adjustments	0.03	0.20	(0.71)	0.65
Income tax adjustments(2)	—	(0.05)	0.27	(0.13)
Adjusted Diluted EPS	$0.09	$0.19	$0.22	$0.54

ADJUSTED EFFECTIVE TAX RATE
Effective tax rate	33.8%	38.3%	36.7%	58.5%
Adjustments:
Total non-GAAP adjustments	(6.3)%	(7.9)%	(4.3)%	(31.7)%
Adjusted Effective Tax Rate(2)	27.5%	30.4%	32.4%	26.8%

ADJUSTED OPERATING MARGIN
Income (Loss) Before Income Taxes Margin	2.4%	1.8%	8.3%	0.9%
Adjustments:
Total non-GAAP adjustments	0.6%	4.3%	(5.5)%	4.7%
Interest expense	2.3%	1.2%	2.1%	1.2%
Margin for Adjusted Operating Income Before Adjustment for Divestitures	5.3%	7.3%	4.9%	6.8%
Divestitures(3)	—%	(0.8)%	—%	(0.8)%
Margin for Adjusted Operating Income	5.3%	6.5%	4.9%	6.0%

ADJUSTED EBITDA MARGIN
EBITDA Margin Before Adjustment for Divestitures	10.2%	11.2%	16.3%	10.8%
Adjustments:
Divestitures(3)	—%	(0.9)%	(0.1)%	(0.8)%
EBITDA Margin	10.2%	10.3%	16.2%	10.0%
Total non-GAAP adjustments	0.5%	1.3%	(5.8)%	1.3%
Divestitures(3)	—%	0.9%	0.1%	0.8%
Adjusted EBITDA Margin Before Adjustment for Divestitures	10.7%	12.5%	10.5%	12.1%
Divestitures(3)	—%	(0.8)%	(0.1)%	(0.8)%
Adjusted EBITDA Margin	10.7%	11.7%	10.4%	11.3%
__________
(1)Average shares for the 2022 and 2021 calculation of adjusted EPS excludes 5.4 million shares associated with our Series A convertible preferred stock and includes the impact of preferred stock dividend of approximately $2.0 million and $2.0 million for the three months ended September 30, 2022 and 2021, respectively.
(2)The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the Total Non-GAAP adjustments.
(3)Adjusted for the full impact from revenue and income/loss from divestitures for all periods presented.

EXHIBIT 99.1
Free Cash Flow and Adjusted Free Cash Flow Reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2022	2021	2022	2021
Operating Cash Flow	$98	$55	$93	$158
Cost of additions to land, buildings and equipment	(11)	(13)	(62)	(52)
Cost of additions to internal use software	(16)	(17)	(48)	(49)
Free Cash Flow	$71	$25	$(17)	$57
Free Cash Flow	$71	$25	$(17)	$57
Transaction costs	3	—	6	2
Vendor financed lease payments	(2)	(2)	(7)	(7)
Portion of Texas litigation settlement (recoveries) recognized in Litigation settlements (recoveries), net	—	—	(24)	—
Tax payment related to divestitures and litigation recoveries	6	—	24	—
Adjusted Free Cash Flow	$78	$23	$(18)	$52